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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 24, 1999, except for Note 14 dated January 14, 2000, relating to the financial statements of Calogic which report appears in SIPEX Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the headings "Experts" in such Registration Statement.

Salman, Yung & Alameda
                                                     /s/ Salman, Yung & Alameda
Fremont, California
March 22, 2000